Exhibit 10.3

Divine Capital Markets LLC Investment Banking Agreement

Sent via email to j.garvin@cytobioscience.com

CytoBioscience Incorporated
3453 Magic Dr S 120
San Antonio, TX 79229 USA

Attn: James Garvin, PhD

Dear Dr. Garvin:

The purpose of this letter agreement (this "Engagement Letter" or the "Agreement") is to set forth the terms and conditions pursuant to which Divine Capital Markets LLC ("Divine" or the "Placement Agent"), shall serve as the Placement Agent; in that capacity the Placement Agent shall introduce CYTOCENTRICS BIOSCIENCE INCORPORATED  (the "Company") to one or more investors (each an "Introduced Investor") in connection with the proposed offering up to $ 5MM (the "Placement" or "Offering") of securities ("Securities") of the Company on a "best efforts" basis, subject to the terms and conditions of this Agreement.

The terms of an Offering and the Securities issued in such Offering shall be mutually agreed upon by the Company and the purchasers in such Offering (each, a "Purchaser" and collectively, the "Purchasers") and nothing herein enables the Placement Agent to bind the Company or any Purchaser. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the "Transaction Documents."  The materials utilized to offer the Securities shall be referred to as the "Offering Materials."  The date of each of the closings of an Offering shall be referred to herein as the "Closing Date."  The Company expressly acknowledges and agrees that the Placement Agent's obligations hereunder are on a reasonable "best efforts" basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase or to sell the Securities and does not ensure the successful placement of the Securities or any portion thereof.  The identities of the Introduced Investors shall be proprietary information of the Placement Agent and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of the Placement Agent's engagement as described herein, other than as required by applicable law; provided, however, that nothing in the preceding sentence shall prohibit the Company from dealing with any Purchaser with respect to their investment in the Company.

The subscription proceeds for any Securities sold in the Offering will be deposited in a non-interest bearing escrow account established by the Company and the Placement Agent at U.S. Bank, or another mutually acceptable federally chartered bank, in accordance with the requirements of Rule 15c2-4 and the interpretations relating thereto issued by the Financial Industry Regulatory Authority.  Upon Closing of the Offering, the proceeds will be released upon the joint authorization and direction of the Company and the Placement Agent; notwithstanding the foregoing, the Placement Agent will authorize, at the direction of the Company, the release of any and all proceeds attributable to investors who are not Introduced Investors; upon termination of the Offering without any Closings, the escrow agreement  governing the account shall provide that the escrow agent shall promptly return such proceeds, without the payment of interest and without deduction, to the subscribers.

Exhibit 10.3 Investment Banking Agreement -- Page 1

SECTION 1.           COMPENSATION AND OTHER FEES.

(A)           As compensation for all of the Placement Agent's services hereunder, the Placement Agent shall be entitled to a selling commission in cash equal to xx percent 8..0%) of the gross proceeds from the sale of Securities as a part of the Offering to Introduced Investors consummated at each Closing, which commission will be due and payable upon the receipt by the Company of the net proceeds thereof from the escrow described in the preceding paragraph (each an "Escrow Closing"). For the BOCO Group, the Placement Agent shall be entitled to a selling commission in cash equal to 4 percent (4.0%) of the gross proceeds from such sale of Securities which are consummated at a Closing, which commission will be due and payable upon the relevant Escrow Closing.

(B)           Warrants.  As additional compensation for the Services to be provided by the Placement Agent in connection with the Offering, at the relevant Escrow Closing the Company shall issue to the Placement Agent or its designees warrants (the "Placement Agent Warrants") to purchase that number of Securities equal to eight percent (8.0%) of the aggregate number of Securities sold to Introduced Investors in the relevant Closing;  in determining the number Securities for purposes of issuing the Placement Agent Warrants, "Securities" shall take into consideration securities underlying convertible Securities closed in the Offering. The Placement Agent Warrants shall have an exercise price equal to 125% of the price at which Securities are issued to Investors, an exercise period of five years.  The Warrants shall be issued to Divine contemporaneously with an Escrow Closing and shall contain customary terms, including, without limitation, provisions for cashless exercise, corporate and price based anti-dilution protections and registration rights consistent with the registration rights granted to the investors in the Offering.

SECTION 2.           SERVICES TO BE RENDERED BY DIVINE

Without limiting the generality of the foregoing, Divine will:

(A)	Study and review the business, operations, and financial performance of COMPANY (based in part upon management's forecast of financial performance) so as to enable Divine to provide advice to COMPANY;

(B)	Assist COMPANY in formulating the best strategy to meet COMPANY's working capital and capital resource needs;

(C)	Introduce COMPANY to potential investors (whether such investment is in the form of debt and/or equity financing or some combination thereof).

(D)
Assist in the formulation of the terms and structure of any reasonably proposed business combination transaction involving COMPANY, including without limitation, any merger or consolidation, sale of assets, or sale or exchange of stock (a "Business Combination");

(E)	Assist in the presentation to the Board of Directors of COMPANY of any proposed transaction;

Exhibit 10.3 Investment Banking Agreement -- Page 2

(F)	Advise COMPANY in the preparation of press releases and other communications for the financial and investment communities;

(G)
Divine agrees to furnish advice to COMPANY in connection with the identification of individual and institutional sources of financing; arrangement of appropriate introductions to same parties; and marketing of financing proposals. Divine will also assist in preparation of the Transaction Documents and Offering  Materials.  Divine shall also render such other financial consulting and/or investment banking services as may from time to time be agreed upon by Divine and COMPANY.

(H)	Milestones

(I)	Divine will update COMPANY on at least a weekly basis on the progress of milestones.

SECTION 3.           COMPANY REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, the Placement Agent that:

(A)           The Offering Memorandum (and any documents that accompany it) as amended or supplemented will comply in all material respects with the Securities Act and the applicable Rules and Regulations.  The Offering Memorandum (and any documents to accompany it) as amended or supplemented will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any incorporated documents (the "Incorporated Documents"), when filed with the Securities and Exchange Commission (the "Commission"), conformed when filed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were or are filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Offering Memorandum as amended or supplemented, in light of the circumstances under which they were made not misleading); and any further documents subsequently incorporated by reference in the Offering Memorandum, as amended or supplemented, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(B)           In dealing with the Introduced Investors, the Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Offering Memorandum or other offering materials.

Exhibit 10.3 Investment Banking Agreement -- Page 3

(C)            The Company will furnish promptly to the Placement Agent all information and material concerning the Company and the Offering that the Placement Agent requests in connection with the performance of its obligations hereunder.  The Company represents and warrants that all information made available to the Placement Agent by the Company will, at all times during the period of the engagement of the Placement Agent hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company further represents and warrants that any financial or other projections or forecasts provided to the Placement Agent will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company acknowledges and agrees that in rendering its services hereunder the Placement Agent will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to the Placement Agent by or on behalf of the Company and on publicly available information, and the Placement Agent will not in any respect be responsible for the accuracy or completeness of any of the foregoing information, and that the Placement Agent will not undertake to make an independent appraisal of any of the assets or of the business of the Company.  The Company understands that in rendering services hereunder the Placement Agent does not provide accounting, legal or tax advice and will rely upon the advice of the Placement Agent's counsel and advisers, as well as counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to any matters contemplated by this Agreement.

SECTION 4.           REPRESENTATIONS AND WARRANTIES.

The Placement Agent shall be entitled to rely upon any and all representations and warranties of the Company included in the purchase agreements entered into by the Company and the Purchasers in connection with the Placement, subject to the qualifications and limitations therein, including, but not limited to, any disclosure set forth on an applicable schedule.

SECTION 5.           ENGAGEMENT TERM & SURVIVAL.

 The Placement Agent's engagement under this Agreement shall be non-exclusive for a period of six months from the date hereof, and shall be extended upon mutual agreement of the Company and the Placement Agent for an additional six months from the date of any Closing of an Offering hereunder pursuant to which the aggregate proceeds equal or exceed one million dollars (the "Term").  Notwithstanding the foregoing, this Agreement may be terminated by either the Company or the Placement Agent at any time after the initial six month period, upon 30 days' written notice; provided however that in the event of the termination or expiration of this Agreement, the Placement Agent's compensation due under Section 1 (A) and (B) of this Agreement for the sale of Securities to Introduced Investors will be payable in full at Escrow Closings occurring during the twelve (12) month period commencing with such termination or expiration (the "Tail Period").  The Company shall pay Divine the applicable Tail Period Compensation, provided, however, that (i) no Tail Period Compensation shall become due and payable unless and until the Closing has occurred and the Company actually receives the cash proceeds from a Financing Transaction, (ii) in no event shall any Tail Period Compensation be payable if this Agreement is terminated due to the material breach of this Agreement by Placement Agent. For the avoidance of doubt, in the event of more than one Closing, a pro rata portion of the aggregate Tail Period Compensation shall be due based on the actual cash proceeds received by the Company at each such Closing prior to the expiration of the Tail Period. Notwithstanding anything to the contrary contained herein, the Company's representations and warranties; the provisions concerning confidentiality, indemnification, contribution, choice of law and venue; and the Company's obligations to pay fees earned and payable pursuant to Section 1 hereof, will survive any expiration or termination of this Agreement.  The Placement Agent agrees not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.
Exhibit 10.3 Investment Banking Agreement -- Page 4

SECTION 6.           PLACEMENT AGENT INFORMATION.

The Company agrees that any written or oral advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and preparation of the Offering Materials and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice in any manner without prior written consent of the Placement Agent.

SECTION 7.           NO FIDUCIARY RELATIONSHIP.

This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity that is not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof.  The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and that the Placement Agent shall not have any duties or liabilities to the equity holders or the creditors of the Company or to any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8.           CLOSING.

The obligations of the Placement Agent and the Purchasers, and the Closing(s) of the sale of the Securities hereunder, are subject to the accuracy, when made and on the respective Closing Date, of the representations and warranties of the Company contained or incorporated herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions:

 (A)           No stop order relating to the Offering shall have been issued by any federal or state agency.

(B)           The Placement Agent shall not have discovered on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto or any Incorporated Documents, contains an untrue statement of a fact which, in the opinion the Placement Agent, is material or omits to state any fact which, in the opinion of the Placement Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)           All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Offering Memorandum as amended or supplemented, the Transaction Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Placement Agent and its counsel, and the Company shall have furnished to the Placement Agent and to its counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)           The Placement Agent shall have received from outside counsel to the Company such counsel's written opinion, addressed to each of the Placement Agent and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

Exhibit 10.3 Investment Banking Agreement -- Page 5

(E)           Neither the Company nor any of its Subsidiaries (i) shall have sustained since the date of the latest audited or, in the case if an audit has not been completed, unaudited financial statements included or incorporated by reference in the Offering Memorandum, as amended or supplemented, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Offering Memorandum, as amended or supplemented, and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Offering Memorandum, as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Offering Memorandum, as amended or supplemented.

(F)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by Offering Memorandum, as amended or supplemented.

(G)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of a Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of a Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(H)           The Company shall be obligated following Closing to prepare and file with the Commission a Current Report on Form D with respect to the Placement.

(I)           The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

Exhibit 10.3 Investment Banking Agreement -- Page 6

(J)           Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as either of the Placement Agent or its counsel shall request.

(K)           The terms of the Offering and of the Securities shall be acceptable to the Placement Agent.

(L)           The Transaction Documents shall be acceptable in form and substance to the Placement Agent.

(M)           The Company shall have paid or made arrangements for the prompt payment of all Offering out of pocket expenses (not to exceed $25,000), including the Blue Sky fees and expenses relating Blue Sky services to be performed by counsel to the Placement Agent.  Out of pocket expenses in excess shall be submitted to the Company in advance for approval, which approval shall not be unreasonably withheld.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9.           INDEMNIFICATION.

The parties agree to the terms of the Placement Agent's standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this Section 9 shall survive any termination of this Agreement.

SECTION 10.           ANNOUNCEMENTS.

The Company grants to the Placement Agent the right to place customary announcement(s) of the Placement in certain newspapers and to mail announcement(s) to persons and firms selected by Placement Agent subject to the Company's prior written approval, which shall not be unreasonably withheld, and all costs of such announcement(s) will be borne by such Placement Agent.

SECTION 11.           GOVERNING LAW.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.  Any dispute arising under this Agreement may be brought into the courts of the State of New York located in New York County or into the Federal Court located in Manhattan, New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Exhibit 10.3 Investment Banking Agreement -- Page 7

SECTION 12.           ENTIRE AGREEMENT/MISC.

This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of the Placement Agent and the Company.  The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13.           NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning an executed copy of this Agreement to the Placement Agent.

Very truly yours,

DIVINE CAPITAL MARKETS, LLC

By: /s/ Danielle Hughes

 Name:  Danielle Hughes
 Title:  Chief Executive Officer

Signatures continued next page

Address for notice:

Divine Capital Markets LLC
39 Broadway 36th Floor
New York, NY 10006

Exhibit 10.3 Investment Banking Agreement -- Page 8

Accepted and Agreed to as of
the date first written above:

ISSUER NAME

By:  /s/ James Garvin
      Name: James Garvin
      Title: CEO(

Address for notice:

3463 Magic Drive
Suite 120
San Antonio, TX 78229

Exhibit 10.3 Investment Banking Agreement -- Page 9

APPENDIX A - - INDEMNIFICATION PROVISIONS

(A)  The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, employees, agents, counsel, advisers and consultants, and any persons controlling the Placement Agent or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (the Placement Agent and each such other person or entity being referred to herein as an "Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its respective affiliates or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or their respective affiliates or (iii) any investigation, litigation, or inquiry by a regulatory or self-regulatory agency or authority involving the Company or any transaction arising under any agreements between the Company and the Placement Agent or (B) are otherwise related to or arise out of the Placement Agents' activities on behalf of the Company or its respective affiliates pursuant to this Agreement or (C) in any way involving or alleged to involve the Company, the Offering or the Securities.  The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct.  In addition, the Company agrees to advance (and in the absence of advancement required hereunder) to promptly reimburse each Indemnified Person for all out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement.

(B) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent determines that to do so would be in the best interests of the Placement Agent.  In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company.  The Company will have the exclusive right to settle the claim or proceeding at its sole expense provided (i) such settlement includes an unconditional release of each Indemnified Party from any liabilities arising out of such action and does not include any findings of fact or admissions of culpability as to the Indemnified Party and (ii) the parties agree that the terms of such Settlement shall remain confidential.

(C) The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

Exhibit 10.3 Investment Banking Agreement -- Page 10

(D) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the  Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations.  The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim.  Notwithstanding the provisions hereof, the Placement Agent's share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by such Placement Agent under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by such Placement Agent).

(E) These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

Exhibit 10.3 Investment Banking Agreement -- Page 11